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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

EduTrades, Inc.
Cape Coral, Florida

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated November 10, 2005, relating to the financial statements of EduTrades, Inc. and EduTrade carve-out financial statements, which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado

November 10, 2005

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  Exhibit 23.2